  Exhibit 99.1

Cover-All Technologies Inc. Enters Insurance
Claims Solutions Marketplace with the
Acquisition of BlueWave Technology

FAIRFIELD, NEW JERSEY (January 3, 2012) – Cover-All Technologies Inc. (NYSE Amex: COVR), a Delaware corporation (“Cover-All” or the “Company”), today announced the acquisition of the assets of BlueWave Technology, including its innovative insurance claims solution software, PipelineClaims™, in a cash transaction effective December 30, 2011.

The Cover-All/BlueWave browser-based claims administration software solution will be marketed both as a standalone solution as well as a fully integrated component within Cover-All’s existing Policy and Business Intelligence products, offering Cover-All customers a fully integrated, full function business technology platform.  With the addition of claims capabilities into the Cover-All portfolio, the Company is well positioned to deliver additional value to the existing and future customers of Cover-All and BlueWave, as well as the ability to derive significant competitive advantage from its fully integrated combined offerings to the property and casualty marketplace.

BlueWave Technology, based in Honolulu, Hawaii, offers a comprehensive claims solution for insurance companies, Third Party Claims Administrators (TPAs) and other insurance entities.  Their flagship product, PipelineClaims™, was designed and developed with an in-depth knowledge of the Claims process and utilizing the latest technologies to create a flexible, easy-to-use, functionally rich and efficient claims solution.  BlueWave has created a good deal of excitement in the marketplace and already has two customers in production.

The addition of a leading Claims solution is an important milestone in Cover-All’s expansion of solutions to the property and casualty industry. Cover-All will continue to market, expand and support BlueWave Claims as a stand-alone Claims solution.  Cover-All is pleased to be able to retain most of the employees of BlueWave, including President, Alyssa Hostelley, and COO, Keith Inouye.

While BlueWave Claims, like Cover-All’s other Solutions, will continue to be offered as a stand-alone component, it is also being fully integrated with NexGen Policy (My Insurance Center), NexGen Business Intelligence, and NexGen Billing (currently in development) to create a truly end-to-end comprehensive fully integrated enterprise platform for the property and casualty marketplace.

In order to further accelerate the growth of the Cover-All/BlueWave Claims solution, Cover-All is pleased to announce that Aaron Herrmann is joining Cover-All as Vice President of Sales focusing on the Claims solution.  Aaron is well known in the industry with more than 16 years of insurance software sales experience and 9 years providing claims administration solutions to the industry.

Celent Senior Analyst Donald Light commented: “Many insurers are looking to source all, or nearly all, of their core systems from a single vendor. Cover-All’s acquisition of PipelineClaims™ is an important expansion of its core system offerings, building on its 2010 acquisition of Moore Stephens Business

Solutions’ business intelligence and analytics solution. Cover-All now has more things to talk to insurers about — which is always a good thing.”

The acquisition of BlueWave by Cover-All represents an additional pillar of Cover-All’s broader growth strategy as it looks to expand its property and casualty customer base by offering additional leading-edge capabilities.  In addition to the BlueWave acquisition, Cover-All also introduced a significant number of products in 2011 as part of this growth strategy.  They include NexGen Commercial Automobile, NexGen Commercial Package and NexGen Business Intelligence.

John Roblin, Cover-All Chairman & CEO, said, “2011 was an incredible year of expansion for Cover-All with the release of three major new products and the BlueWave acquisition.  This is not an “if you build it, they will come” strategy but is rather a direct response to what our customers and prospects have told us.  Virtually all are expressing the need for a flexible, function rich, pre-integrated solution and often the preference is for such solution to be provided by a single vendor.  Some would prefer to implement one component at a time; others are opting for a “big bang” implementation.  Cover-All can now support all these options to allow customers to select the best option for them.”

Mr. Roblin continued, “We believe that 2012 will be an outstanding year for Cover-All as the impact of our new products and sales initiatives undertaken in 2011 combined with the BlueWave acquisition position Cover-All as a “must see” for organizations looking for leading edge, functionality rich modern technology solutions. We are also combining and expanding our Sales and Marketing organization to broaden our marketplace presence.  We will continue to develop and acquire exciting capabilities in support of our goal to be the partner of choice to our customers and prospects as we remain focused on growing our business aggressively and delivering value to our shareholders.”

Manish Shah, Cover-All President & CTO, commented, “We are very excited that we were able to acquire Pipeline Claims™ and BlueWave.  The appeal of Pipeline Claims™ was easy for us to recognize.  From a technology perspective, not only had BlueWave created a new, modern claim solution which contained the functionality and performance that the marketplace would demand, but it had done so using the same technology base used by Cover-All in creating My Insurance Center.  This was attractive to us because we believe that this will facilitate a smooth integration of BlueWave Claims with My Insurance Center and allow for enhanced development of the product going forward.  Moreover, it was clear to us that, like Cover-All, BlueWave has been committed to developing superior products and delivering outstanding customer service. Given that alignment, we made the strategic decision to buy and leverage the multi-million dollar investment already made by BlueWave to bring the product successfully to market, saving both significant dollars and time.  Given our experience with our previous acquisition, we expect to move forward aggressively to expand the Claims product and integrate it with our existing products.”

“Our company is focused on being an unquestioned leader in the marketplace by delivering modern technology-based products and outstanding customer service.  Our company has a long history but today we are essentially a new company who has replaced its entire platform over the past 4 years.  In 2011 we added NexGen Commercial Auto, Commercial Package and our NexGen Business Intelligence solution.   Now, with the addition of Claims and Billing, we believe that we can compete with anyone in delivering value to the insurance marketplace,” Mr. Shah added.

Cover-All Technologies, which is focused upon delivering innovative and modern technology-based products and services to the property and casualty industry, is best known for its NexGen My insurance Center – that enables customers to introduce new insurance products quickly, reduce costs, expand distribution channels and provide full support for the entire policy life cycle.  Cover-All expanded into the Business Intelligence marketplace through an acquisition in 2010 and released NexGen Business intelligence in mid-2011 that is already considered a leader in this rapidly growing discipline.

Sherman & Company served as financial advisor to Ho’ike Services, Inc. on the transaction.

About Cover-All Technologies Inc.

Cover-All Technologies Inc. is a leader in developing sophisticated software solutions for the property and casualty insurance industry. With our industry leading Business Acquisition Platform – My Insurance Center, and the recently announced Business Intelligence Solution Cover-All continues to expand its growing inventory of business focused, advanced technology solutions. The “New” Cover-all continues to innovate while leveraging its reputation for quality insurance solutions, knowledgeable people and outstanding customer service to enable our customers to achieve superior business results.

Pairing state-of-the-art functionality of My Insurance Center NexGen & the NexGen Business Intelligence Suite with experienced service professionals, who after implementation ensure continued compliance with statutory, regulatory, and market differentiation needs, Cover-All continues its tradition of innovating technology solutions to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at www.cover-all.com.

For information on Cover-All, contact:

Miguel A Edwards                                                               Ann Massey

Senior Vice President                                                       Chief Financial Officer

973/461-5211                                                                      973/461-5190

medwards@cover-all.com                                             amassey@cover-all.com

Cover-All®, My Insurance Center™ (MIC) and Insurance Policy Database™ (IPD) are trademarks or registered trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Forward-looking Statements

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control. Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 24, 2011, and Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (File No. 333-156397) filed with the SEC on July 26, 2011, copies of which are available from the SEC or may be obtained upon request from the Company.